UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2007

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

On May 2, 2007, NexCen Brands, Inc., a Delaware corporation (the “Company”), and WV IP Holdings, LLC., a Delaware limited liability company and wholly owned subsidiary of the Company (“Purchaser”), completed the acquisition of certain intellectual property assets pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with F. Schumacher & Co., a New York corporation (“Schumacher”). A copy of the Purchase Agreement was attached as Exhibit 2.4 to the Company’s 2006 Annual Report on Form 10-K filed with Securities and Exchange Commission on March 16, 2007.

The aggregate purchase price for the assets was $34.0 million paid in cash. Of this amount, the Company deposited $3.4 million of the purchase price in escrow to secure payment of any indemnification claims.

At closing, the Company also acquired all of the rights, title and interests of Ellery Homestyles, LLC (“Ellery”) under a Right of First Refusal Agreement by and between Waverly Brand Acquisition, LLC and Schumacher, dated as of January 3, 2006 (the “ROFR”)(the ROFR was assigned to Ellery on March 14, 2006) . In consideration of its rights under the ROFR, the Company delivered to Ellery $2.75 million in cash and a warrant to purchase 50,000 shares of the Company’s common stock. The exercise price of the warrant was equal to $12.43, which was the closing price the Company’s common stock on the day prior to the issuance of the warrant.

Item 3.02  Unregistered Sales of Equity Securities

Also, on May 2, 2007, as discussed in Item 2.01 of this Current Report, the Company issued a warrant to purchase an aggregate of 50,000 shares of its common stock, at an exercise price of $12.43 per share, to Ellery. In issuing the warrant, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

Press Release

On May 2, 2007, the Company issued a press release announcing the consummation of the transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits1

(a) Financial Statements of Businesses Acquired

The Company intends to provide financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b) Pro Forma Financial Information

1 The Company is continuing to evaluate whether the acquisition of the Waverly brand constituted the acquisition of a significant business within the meaning of Section 11-01(b) of Regulation S-X.  The company's ability to finalize its analysis is dependent on the receipt of certain financial information from F. Schumacher & Co., which operated the Waverly brand prior to our acquisition, which is not yet available.  If the Company determines that the acquisition is significant, then it will file the financial statements of the business acquired and the pro forma financial information required under Item 9.01 within 71 calendar days after the date of this report.

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(d) Exhibits

4.1	Common Stock Warrant, dated May 2, 2007, issued by the Company to Ellery.

99.1	Press Release of NexCen Brands, Inc. and F. Schumacher & Co., dated May 2, 2007.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 8, 2007.

NEXCEN BRANDS, INC.
/s/ David B. Meister
By:	David B. Meister
Its:	Senior Vice President and Chief Financial Officer